CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266964 on Form S-3 and Registration Statement Nos. 333-258596 and 333-287781on Form S-8 of our reports dated June 9, 2026, relating to the financial statements of BARK, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2026.

/s/ Deloitte & Touche LLP

New York, New York
June 10, 2026